       As filed with the Securities and Exchange Commission on August 13, 1997

                                                      Registration No. 333-22051
                                                      --------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ------------------

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                              -------------------

         MARYLAND                           20371 IRVINE AVENUE                33-0675505
(State or other jurisdiction of          Santa Ana Heights, CA 92707         (I.R.S. Employer
incorporation or organization)                (714) 556-0122               Identification Number)
                                      (Address, including zip code, and
                                   telephone number, including area code, of
                                   registrants' principal executive offices)

                              Joseph R. Tomkinson
                            Chief Executive Officer
                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
                              20371 Irvine Avenue
                         Santa Ana Heights, CA  92707
                                (714) 556-0122
               (Name, address, including zip code, and telephone
               number, including area code of agent for service)

                                  Copies to:

                            THOMAS J. POLETTI, ESQ.
                             KATHERINE J. BLAIR, ESQ.
                         FRESHMAN, MARANTZ, ORLANSKI,
                                COOPER & KLEIN
                      9100 WILSHIRE BOULEVARD, 8TH FLOOR
                       BEVERLY HILLS, CALIFORNIA  90212
                           TELEPHONE (310) 273-1870

                           ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  FROM TIME TO
           TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

 If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ }
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     This Post-Effective Amendment removes from registration 815,564 shares of Common Stock, $.01 par value per share (the "Common Stock"). The shares of Common Stock being removed from registration by this Post-Effective Amendment No. 1 were not issued or sold after being registered pursuant to the Registrant's Form S-3 Registration Statement which was declared effective on February 19, 1997. These shares are being removed so that the Registration Statement will be in compliance with Rule 415 of the Securities Act of 1933, as amended.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Santa Ana Heights, State of California, on August 12, 1997.

                                         IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

                                         By: /s/ Richard J. Johnson
                                             ------------------------------
                                             Richard J. Johnson
                                             Chief Executive Officer
                                             and Vice Chairman of the Board

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                  Title                   Date
          ---------                  -----                   ----
          *                Vice Chairman of the Board    August 12, 1997
-----------------------    and Chief Executive Officer
  Joseph R. Tomkinson      (Principal Executive Officer)


 /s/ Richard J. Johnson    Chief Financial Officer       August 12, 1997
-----------------------    (Principal Financial
  Richard J. Johnson       Accounting Officer)

          *                Chairman of the Board         August 12, 1997
-----------------------
   H. Wayne Snaverly


          *                Director                      August 12, 1997
-----------------------
     James Walsh

          *                Director                      August 12, 1997
-----------------------
     Frank Filipps

          *                Director                      August 12, 1997
-----------------------
    Stephan R. Peers

By:   /s/ Richard J. Johnson
   -------------------------
      Richard J. Johnson
       Attorney-in-fact


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